Exhibit 99.1

Aircraft Leasing Drives Improved ATSG Results

CAM Leasing Earnings Nearly Double Year-Earlier Levels, Up 23% from 2Q 2010

WILMINGTON, Ohio – November 3, 2010 – Air Transport Services Group, Inc. (NASDAQ:ATSG) today reported financial results for its third quarter ended September 30, 2010.

Results include:

•

Pre-tax earnings from continuing operations of $16.7 million, up 259 percent from the third quarter of 2009, and up 5 percent from the second quarter of 2010. Net earnings from continuing operations were $11.4 million, or $0.18 per share diluted, up 299 percent from the third quarter of 2009 and 15 percent from the second quarter of 2010. Net losses from discontinued operations were $0.2 million, down from net earnings of $0.9 million in the third quarter of 2009.

•

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) from continuing operations of $44.0 million, up 43 percent compared with the third quarter of 2009 and up 4 percent from the second quarter of 2010. (EBITDA is a non-GAAP measure of financial performance. A reconciliation of ATSG’s third-quarter EBITDA to GAAP Earnings from Continuing Operations appears at the end of this release).

•	Cash flow provided by operating activities during the first nine months of 2010 was $81.7 million, up 65 percent from a year ago.

•	Revenues from continuing operations were $167.7 million, down 4 percent from $174.2 million in the third quarter of 2009 but up 5 percent from $160.1 million for the second quarter of 2010.

ATSG has completed two fiscal quarters operating under new aircraft leasing and operating agreements with DHL that took effect on March 31, 2010. The agreements provide for new seven-year leases eventually covering 13 Boeing 767-200 freighters and a separate five-year Crew, Maintenance and Insurance (CMI) Agreement for operating those aircraft within DHL’s U.S. network.

“Our second and third-quarter results demonstrate the cash-generating power of our new business model, which emphasizes long-term dry leases of medium-size widebody freighter aircraft, augmented by solid returns from an extensive array of operating and support services,” President and CEO Joe Hete said. “The strong gains in our CAM Leasing segment, and new business we have signed recently, continue to illustrate our ability to profitably deploy our growing fleet of converted 767 freighters, and our competitive advantages for customers seeking turnkey solutions based on the 767’s flexibility and efficiency.”

Segment Results

CAM Leasing

CAM’s pre-tax earnings were $12.0 million for the third quarter of 2010, up 96 percent from $6.1 million a year ago, and up 23 percent from $9.8 million in the second quarter of 2010.

ATSG Third Quarter 2010 Results	Page 2

CAM had 56 aircraft under lease at the end of the quarter, 16 of which were to a non-ATSG affiliate. CAM has contracted to place two additional 767-200s under lease to DHL by July 2011.

CAM expects to complete the modification of six additional Boeing 767-200 freighters and place them into service during 2011. CAM has purchased three Boeing 767-300 extended range aircraft from Qantas, and will modify them from passenger to freighter configuration for service by the end of 2011.

ACMI Services

Third-quarter pre-tax segment earnings were $3.4 million, up from $1.0 million for the same period a year ago. Segment earnings were $4.1 million in the second quarter of 2010. Earnings results were affected by an increase in maintenance expense, principally at Capital Cargo International Airlines (CCIA), and by increased costs to train new flight crews for expanded service in the fourth quarter and in 2011. Those factors were partially offset by improved results at ABX Air under its CMI agreement with DHL and its transatlantic service for TNT. Of the $5.3 million increase in ATSG’s total third quarter maintenance expense versus the second quarter of 2010, approximately $1.2 million was attributable to a fleet improvement campaign at CCIA that is expected to strengthen operating reliability of its 727 and 757 Boeing aircraft. The majority of the remaining increase in maintenance expense did not impact earnings as it was related to Boeing 767 airframe maintenance reimbursed under ABX Air’s agreements with DHL.

Other Activities

Pre-tax earnings for the third quarter increased to $3.1 million from $0.1 million a year earlier, and declined from $3.8 million in the second quarter of 2010. Results for 2010 were driven by increased revenues from aircraft maintenance services for external customers, gains from the reduction to employee post–retirement obligations, and lower overhead costs.

Outlook

New and Renewal Agreements for ATSG Services

In a separate news release, ATSG reported today the start of new air cargo services, and renewal agreements for existing services, spanning three continents and with new and existing customers. Summarizing that announcement:

•	On November 1, ABX Air began operating one Boeing 767-200 freighter for Japan Airlines in ACMI service in support of DHL in Asia.

•	Also on November 1, ATI added one DC-8 freighter and CCIA added one 727 freighter to BAX Global’s North American network.

•	Next week, ABX Air will begin daily transatlantic ACMI service for DHL between England and Cincinnati, Ohio, via a 767-300 that ABX Air has leased from a third party.

•

In October, DHL selected ABX Air to operate the first of what is anticipated to be four of DHL’s own Boeing 767 freighters in its U.S. network, under terms of the CMI agreement. The four are in addition to 13 Boeing 767s that CAM will lease and ABX Air operates in the U.S. for DHL.

•	Amerijet today exercised the first of three options for a 767-200 for a seven-year dry lease, to be effective in January 2011. Amerijet currently leases two 767-200 aircraft from CAM.

•	ATI received a commitment from the U.S. military’s Air Mobility Command to extend its role as exclusive provider of flexible DC-8 combi aircraft to the AMC through September 2011.

•	The Company completed two-year renewal contracts for the management of three U.S. Postal Service regional sort centers, and for management of an expanded holiday-season sort center in 2010.

ATSG Third Quarter 2010 Results	Page 3

“The demand for our cargo aircraft, and especially for our services and support as 767 freighter operators, is even greater than we forecast when we committed to convert 14 of our 767-200s to standard freighters, and when we committed to purchase more advanced 767-300s earlier this year,” Hete said. “We are already working toward firm commitments for our 767-300s, the first of which is expected to enter service toward the end of the first quarter 2011.”

Conference Call

ATSG will host a conference call to review its financial results for the third quarter of 2010 on Thursday, November 4, 2010, at 10:00 a.m. Eastern Daylight Time. Participants should dial 888-713-4199 and international participants should dial 617-213-4861 ten minutes before the scheduled start of the call and ask for conference pass-code 75167240. The call will also be webcast live (listen-only mode) via www.atsginc.com and www.earnings.com for individual investors, and via www.streetevents.com for institutional investors. A replay of the conference call will be available on November 4, 2010, beginning at 1:00 p.m. and continuing through Thursday, November 11, 2010, at 888-286-8010 (international callers 617-801-6888); use pass-code 86332999. The webcast replay will remain available via www.atsginc.com or www.earnings.com for 30 days.

About ATSG

ATSG is a leading provider of aircraft leasing and air cargo transportation and related services to domestic and foreign air carriers and other companies that outsource their air cargo lift requirements. Through its principal subsidiaries, including three airlines with separate and distinct U.S. FAA Part 121 Air Carrier certificates, ATSG provides aircraft leasing, air cargo lift, aircraft maintenance services, airport ground services, fuel management, specialized transportation management, and air charter brokerage services. ATSG’s subsidiaries include ABX Air, Inc.; Air Transport International, LLC; Cargo Aircraft Management, Inc.; Capital Cargo International Airlines, Inc.; and Airborne Maintenance and Engineering Services, Inc. For more information, please see www.atsginc.com.

Except for historical information contained herein, the matters discussed in this release contain forward-looking statements that involve risks and uncertainties. There are a number of important factors that could cause Air Transport Services Group’s (“ATSG’s”) actual results to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, changes in market demand for our assets and services, the cost and timing associated with the modification of Boeing 767-200 and 767-300 aircraft, ABX Air’s ability to maintain on-time service and control costs under its new operating agreement with DHL, and other factors that are contained from time to time in ATSG’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers should carefully review this release and should not place undue reliance on ATSG’s forward-looking statements. These forward-looking statements were based on information, plans and estimates as of the date of this release. ATSG undertakes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Contact:

Quint O. Turner, ATSG Inc. Chief Financial Officer

937-382-5591

ATSG Third Quarter 2010 Results	Page 4

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

REVENUES	$167,726	$174,202	$488,781	$572,973

OPERATING EXPENSES
Salaries, wages and benefits	41,074	74,127	129,830	257,191
Fuel	33,745	27,068	98,203	75,560
Depreciation and amortization	22,758	19,954	65,310	62,354
Maintenance, materials and repairs	22,446	15,217	57,355	48,513
Landing and ramp	5,419	5,828	17,830	22,790
Travel	5,667	5,524	16,383	15,888
Rent	4,881	2,629	12,257	7,025
Insurance	2,130	2,731	7,122	8,306
Other operating expenses	8,378	10,315	26,956	26,967

	146,498	163,393	431,246	524,594

INTEREST EXPENSE	(4,641)	(6,236)	(14,424)	(21,048)
INTEREST INCOME	83	74	241	381

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	16,670	4,647	43,352	27,712

INCOME TAX EXPENSE	(5,282)	(1,792)	(15,299)	(9,822)

EARNINGS FROM CONTINUING OPERATIONS	11,388	2,855	28,053	17,890

EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAX	(230)	882	(58)	5,051

NET EARNINGS	$11,158	$3,737	$27,995	$22,941

EARNINGS PER SHARE - Basic

Continuing operations	$0.18	$0.05	$0.45	$0.29

Discontinued operations	—	0.01	—	0.08

NET EARNINGS PER SHARE	$0.18	$0.06	$0.45	$0.37

EARNINGS PER SHARE - Diluted
Continuing operations	$0.18	$0.05	$0.44	$0.28

Discontinued operations	(0.01)	0.01	—	0.08

NET EARNINGS PER SHARE	$0.17	$0.06	$0.44	$0.36

WEIGHTED AVERAGE SHARES
Basic	62,811	62,685	62,805	62,670

Diluted	64,202	63,731	64,076	63,181

ATSG Third Quarter 2010 Results	Page 5

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	September 30, 2010	December 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$44,465	$83,229
Accounts receivable, net of allowance of $1,378 in 2010 and $1,288 in 2009	37,331	87,708
Inventory	5,769	5,226
Prepaid supplies and other	10,480	7,093
Deferred income taxes	31,597	31,597
Aircraft and engines held for sale	—	30,634

TOTAL CURRENT ASSETS	129,642	245,487

Property and equipment, net	660,988	636,089
Other assets	28,463	21,307
Intangibles	9,472	10,113
Goodwill	89,777	89,777

TOTAL ASSETS	$918,342	$1,002,773

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$37,329	$38,174
Accrued salaries, wages and benefits	23,651	44,077
Accrued severance and retention	1,039	18,959
Accrued expenses	15,367	16,429
Current portion of debt obligations	36,112	51,737
Unearned revenue	14,335	15,340

TOTAL CURRENT LIABILITIES	127,833	184,716

Long-term obligations	277,031	325,690
Post-retirement liabilities	97,292	152,297
Other liabilities	54,863	44,044
Deferred income taxes	64,172	50,044

STOCKHOLDERS’ EQUITY:
Preferred stock, 20,000,000 shares authorized, including 75,000 Series A Junior Participating Preferred Stock	—	—
Common stock, par value $0.01 per share; 75,000,000 shares authorized; 63,775,766 and 63,416,564 shares issued and outstanding in 2010 and 2009, respectively	638	634
Additional paid-in capital	513,898	502,822
Accumulated deficit	(183,090)	(211,085)
Accumulated other comprehensive loss	(34,295)	(46,389)

TOTAL STOCKHOLDERS’ EQUITY	297,151	245,982

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$918,342	$1,002,773

ATSG Third Quarter 2010 Results	Page 6

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRE-TAX EARNINGS SUMMARY

FROM CONTINUING OPERATIONS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenues:
CAM Leasing	28,559	16,046	71,176	43,715
ACMI Services
Airline services	102,366	127,349	325,826	425,205
Reimbursable expenses	40,351	32,943	102,418	109,649

Total ACMI Services	142,717	160,292	428,244	534,854
Other Activities	23,040	17,838	63,188	42,829

Total Revenues	194,316	194,176	562,608	621,398
Eliminate internal revenues	(26,590)	(19,974)	(73,827)	(48,425)

Customer Revenues	$167,726	$174,202	$488,781	$572,973

Pre-tax Earnings from Continuing Operations:
CAM, inclusive of interest expense	11,991	6,115	28,282	16,696
ACMI Services	3,448	1,003	14,918	15,278
Other Activities	3,124	140	5,600	2,939
Net, unallocated interest expense	(1,893)	(2,611)	(5,448)	(7,201)

Total Pre-tax Earnings	$16,670	$4,647	$43,352	$27,712

ATSG Third Quarter 2010 Results	Page 7

AIR TRANSPORT SERVICES GROUP, INC. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

Unaudited Earnings from Continuing Operations Before Interest, Taxes, Depreciation and Amortization (EBITDA)

(In thousands)

	Three Months Ended September 30		Nine Months Ended September 30
	2010	2009	2010	2009

GAAP Earnings from Continuing Operations	$11,388	$2,855	$28,053	$17,890
Income Tax Expense	5,282	1,792	15,299	9,822
Interest Income	(83)	(74)	(241)	(381)
Interest Expense	4,641	6,236	14,424	21,048
Depreciation and Amortization	22,758	19,954	65,310	62,354

EBITDA from Continuing Operations	$43,986	$30,763	$122,845	$110,733

EBITDA is a non-GAAP financial measure and should not be considered an alternative to net earnings or any other performance measure derived in accordance with GAAP. EBITDA is defined as net earnings from operations plus net interest expense, provision for income taxes, depreciation and amortization. The Company’s management uses this adjusted financial measure in conjunction with GAAP finance measures to monitor and evaluate the performance of the Company, including as a measure of liquidity. EBITDA should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, or as an alternative measure of liquidity.